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                                                                   EXHIBIT 10.24

                           RESTRICTED STOCK AGREEMENT

               This Restricted Stock Agreement (the "Agreement"), is dated as of March 18, 1999, by and between Digital Entertainment Network, Inc., a
Delaware corporation (the "Company"), and Exodus Communications, Inc., a California corporation ("Exodus").

               WHEREAS, the Company and Exodus have entered into that certain Internet Data Center Services Agreement, dated as of the date hereof (the "Services Agreement"), pursuant to which Exodus shall be providing certain services to the Company; and

               WHEREAS, such services shall be provided to the Company at a discount in the approximate amount of [*] from Exodus' standard rates; and

               WHEREAS, in consideration of such discount, the Company is issuing [*] shares of its Series A Convertible Preferred Stock, valued at $100 per share (the "Convertible Preferred Stock"), to Exodus, all on the terms and conditions sets forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of Company and Exodus agrees as follows:

        1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Services Agreement.

        2. Issuance of Restricted Stock.

               (a) Upon the execution and delivery of this Agreement by the parties hereto, Company shall issue to Exodus [*] shares (the "Shares") of the Convertible Preferred Stock. Promptly after the execution and delivery of this Agreement, Company shall deliver or cause to be delivered to Exodus certificate(s) representing the Shares, registered in Exodus' name.

               (b) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing any Shares owned by Exodus shall bear the following legends:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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COUNSEL TO THE STOCKHOLDER (WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF
SUCH OPINION ARE, SATISFACTORY TO THE ISSUER) SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS."

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE, AS SPECIFIED IN THE RESTRICTED STOCK AGREEMENT, DATED AS OF March 18, 1999, BETWEEN THE ISSUER AND EXODUS COMMUNICATIONS, INC.
(THE "STOCKHOLDER'S AGREEMENT")." A COPY OF THE STOCKHOLDER'S AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

        In addition, such certificates will bear such legends as may be required by any state securities laws.

               (c) The Shares shall be subject to the transferability restrictions (the "Transfer Restrictions") and forfeiture provisions (the "Forfeiture Provisions," and together with the Transfer Restrictions, the "Restrictions") set forth in Sections 3 and 4 below.

               (d) Simultaneously with the delivery by Company to Exodus of the certificates representing the Shares, Exodus shall deliver to the Company one or more stock powers endorsed in blank relating to the Shares. Upon expiration of the Restrictions applicable to the Shares and receipt by the Company from Exodus of the certificate(s) representing the Shares, the Company shall deliver or cause to be delivered to Exodus a new certificate or certificates without the second legend set forth in subparagraph (b) of this Section 2.

               (e) Exodus shall have all rights and privileges with respect to the Shares as is conferred upon a holder of the Convertible Preferred Stock by the Certificate of Designation relating to the Convertible Preferred Stock that was filed with the Secretary of the State of Delaware (as the same may be amended from time to time), except that the Restrictions shall apply as set forth in this Agreement to the Shares.

               (f) In connection with an initial public offering of the Company's common stock that results in such stock becoming listed on a national securities exchange, including without limitation the Nasdaq Stock Market, Exodus shall enter into such lock-up agreement as may be requested by the Company's underwriters prohibiting any Transfer (as hereinafter defined) (including, without limitation, indirect transfers of the economic interest in the Shares such as hedging transactions) of any of the Shares, or any interest therein, without the prior written consent of the Company and its underwriters.

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        3. Transfer Restrictions. From the date of issuance of the Shares to
Exodus hereunder until the one-year anniversary of the Operational Date, Exodus may not, directly or indirectly, sell, give, transfer, convey, assign, pledge, alienate, encumber, hypothecate, or otherwise dispose of or transfer, or offer to do any of the foregoing (collectively, "Transfer"), any of the Shares, or any interest therein, without the prior written consent of the Board of Directors of the Company, which the Board of Directors of the Company may withhold in its sole and absolute discretion; provided, however, in the event that Exodus is in default under the Services Agreement, then the Transfer Restrictions shall be extended past the one-year anniversary of the Operational Date by the amount of time that such default was continuing. Any attempt to Transfer any of the Shares, or any interest therein, contrary to the foregoing restriction shall be null, void and ineffective.

        4. Forfeiture. All rights of Exodus with respect to Shares as to which the Forfeiture Provisions have not previously expired in accordance with Section 5 below shall forthwith terminate and such shares shall be forfeited in their entirety to the Company for no consideration if the Services Agreement is terminated on or prior to the first-year anniversary (including any extension) of the Operational Date by the Company pursuant to Sections 9.2(a)(i) or 9.2(b) of the Services Agreement. Upon such forfeiture of the Shares, the certificate or certificates, as the case may be, representing the Shares shall be promptly delivered by or on behalf of Exodus to the Company for cancellation.

        5. Expiration of Forfeiture Provisions. Subject to subsection (f) of this Section 5, the Forfeiture Provisions shall expire with respect to the Shares as follows:

               (a) [*] of the Shares shall no longer be subject to the Forfeiture Provisions as of the Operational Date; provided, however, if the Services Agreement is terminated by Company within three months of the Operational Date pursuant to Section 9.2(b) thereof, then such Shares, together with all other Shares, shall be forfeited in their entirety to the Company for no consideration as set forth in Section 4.

               (b) An additional [*] of the Shares shall no longer be subject to the Forfeiture Provisions on the three-month anniversary of the Operational Date.

               (c) An additional [*] of the Shares shall no longer be subject to the Forfeiture Provisions on the six-month anniversary of the Operational Date.

               (d) An additional [*] of the Shares shall no longer be subject to the Forfeiture Provisions on the nine-month anniversary of the Operational Date.

               (e) The final [*] of the Shares shall no longer be subject to the Forfeiture Provisions on the one-year anniversary of the Operational Date.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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               (f) In the event that Exodus is in default under the Services
Agreement, then the respective expiration dates of the applicability of the Forfeiture Provisions set forth in subparagraphs (a) - (e) immediately above shall be extended by the amount of time Exodus remains in such default. By way of example, if Exodus is in default under the Services Agreement commencing on the first-month anniversary of the Operational Date, and such default is not cured until the second-month anniversary of the Operational Date (and the Services Agreement is not terminated by the Company pursuant to Section 9.2(b) thereof), then the additional [*] Shares described in subparagraph (b) shall remain subject to the Forfeiture Provisions until the four-month anniversary of the Operational Date, the next [*] Shares described in subparagraph (c) shall remain subject to the Forfeiture Provisions until the seven-month anniversary of the Operational Date, and so on.

        6.     Arbitration.

               (a) Except for the right to seek immediate injunctive and equitable relief, the parties hereto agree that all disputes, claims and other matters in controversy arising out of or relating to this Agreement, or the interpretation, performance or breach thereof, shall be submitted to binding arbitration in accordance with the provisions and procedures of this Section 6.

               (b) The arbitration provided for in this Section 6 shall take place in Los Angeles County, California, in accordance with the provisions of Title 9, Sections 1280 et seq. of the California Code of Civil Procedure, except as provided to the contrary hereunder. The arbitration shall be held before and decided by a single neutral arbitrator. The single neutral arbitrator shall be selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA"), as effective on June 1, 1997, or as thereafter amended and currently in force (the "AAA Rules"), or by a process mutually agreed upon by the parties hereto. If no agreement can be reached as to the process for selecting the arbitrator or if the agreed method fails, the arbitrator shall be appointed by the AAA.

               (c) The parties hereto shall mutually agree upon the date and location of the arbitration, subject to the availability of the arbitrator. If no agreement can be reached as to the date and location of the arbitration, the arbitrator shall appoint a time and place in accordance with the provisions of the AAA Rules, except that the arbitrator shall give not less than thirty (30) days' notice of the hearing unless the parties hereto mutually agree to shorten time for notice.

               (d) The arbitrator shall issue a written reasoned decision consistent with applicable law. The arbitrator shall not have the authority to award punitive damages. The decision of the arbitrator may be confirmed pursuant to the provisions of California Code of Civil Procedure Section 1285, and shall not be appealable or correctable except to the extent it is inconsistent with applicable law and/or the express terms of this Agreement, however, it being understood that a petition to vacate an award for any of the reasons set forth in California Code of Civil Procedure Section 1286.2(e) shall not be permitted.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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        7.     Choice of Law, Jurisdiction, Venue.

        This Agreement shall be governed and interpreted by the laws of the State of California (without giving effect to any conflict of law provisions thereof) applicable to agreements entered into and to be fully performed therein. Subject to Section 6 of this Agreement, the parties to this Agreement agree to submit to the exclusive jurisdiction and venue of the Los Angeles County Superior Court and/or the U.S. District Court for the Central District of California with respect to disputes arising under or related to this Agreement, and hereby consent to service by U.S. Mail. In the event either party commences arbitration or litigation for the judicial interpretation, enforcement, breach or rescission hereof, the substantially prevailing party shall be entitled to recover reasonable outside attorneys' fees and court and other costs incurred.

        8.     Binding Effect; Assignment.

        All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns. Neither party hereto may assign any of its rights hereunder, or delegate any of its duties hereunder, without the prior written consent of the other party.

        9.     Severability.

        In the event that any provision, or portion thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

        10.    Interpretation.

        Each party to this Agreement has participated in, cooperated in, or contributed to the drafting and preparation of this Agreement. In any construction of this Agreement, the same shall not be construed for, or against, any party but shall be construed fairly according to its plain meaning.


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        11.    Captions.

        Captions in this Agreement are inserted for convenience of reference only and do not define, describe or affect the construction or interpretation or limit the scope or the intent of this Agreement or any of the terms or provisions hereof.

        12.    Execution in Counterparts.

        This Agreement may be executed in counterparts. When each party has signed and delivered at least one counterpart, each counterpart shall be deemed an original and, when taken together with the other counterparts, shall constitute one agreement which shall be binding on and inure to the benefit of all parties hereto. Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

        13.    Written Notice.

        Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been delivered as of actual personal delivery or as of the third business day (excluding Saturdays) after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to Exodus, to:

               Exodus Communications, Inc.
               2650 San Tomas Expressway
               Santa Clara, CA  95051

        If to Company, to:

               Digital Entertainment Network, Inc.
               2230 Broadway
               Santa Monica, CA 90404
               Attn:  Alan L. Friel, Esq.

        with a copy to:

               Katten Muchin & Zavis
               1999 Avenue of the Stars
               Los Angeles, CA  90067
               Attn:  Mark A. Conley, Esq.


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        14.    Completeness of Agreement.

        This Agreement (together with the Services Agreement) contains the entire agreement between the parties hereto relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are superseded and of no force and effect.

        15.    Modification of Agreement.

        Except as otherwise provided for herein, no modification, waiver, amendment, discharge or change of this Agreement or any term or representation therein shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.




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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                                            EXODUS:

                                            EXODUS COMMUNICATIONS, INC.



                                            By: /s/ ADAM WEGNER
                                               ---------------------------------
                                               Name: Adam Wegner
                                               Title: VP General Counsel


                                            THE COMPANY:

                                             DIGITAL ENTERTAINMENT NETWORK, INC.



                                            By: /s/ ALAN L. FRIEL
                                               ---------------------------------
                                               Name: Alan L. Friel
                                               Title: General Counsel
                                                      Executive VP Operations




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